Exhibit 10i

                    LEASE FOR PASTURAGE, GRAZING AND HUNTING



          This pasturage, grazing and hunting lease made this July 1, 2002, between ROLLINS CONTINENTAL, INC., herein referred to as Lessor, and ROLLINS RANCH, a Division of LOR, Inc., herein referred to as Lessee.


                                       I.

          Lessor hereby leases to Lessee the land of Lessor located in the State of Florida and described on Exhibit A attached hereto. This lease commences as of July 1, 2002, and is for a term of five (5) years ending on June 30, 2007, and it will automatically renew thereafter each year on the anniversary date for a one year period, or until this lease is terminated earlier on the terms and conditions set forth herein.


                                       Il.

     Lessee shall pay to Lessor an annual rental rate of One Hundred Thirty-One Thousand Nine Hundred Thirty-Eight and 60/100 Dollars ($131,938.50) per year, or a fraction thereof in the event this lease is terminated earlier, payable on or before the end of each annual period of this lease. The foregoing rental rate has been calculated at the rate of Fifteen and 00/100 Dollars ($15.00)(1) per acre for each acre of the foregoing described property to wit: Eight thousand, seven hundred ninety-five and nine-tenths (8,795.9) acres.

     (1) Per Doane's Agricultural Report newsletter - Copyrighted in 2000.

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          In addition to the above  mentioned  rent,  Lessee is  responsible to fertilize, lime, maintain the pasture land, as well as to maintain the fences.


                                      III.

          The premises subject to this lease shall be used by the Lessee soley and exclusively for pasturage, grazing of cattle, and hunting. There shall be no limit to the number of cows which the Lessee may pasture and graze on the premises. Lessee shall not permit others to use the land for pasturage and grazing.


                                       lV.


          Lessee shall not construct any improvements on the premises without owner's prior written consent other than those used incidental to pasturage, grazing of cattle and hunting, nor shall Lessee remove any fences upon the leased premises without the prior written consent of Lessor.


                                       V.

          Lessee accepts the property "as is" in its present condition and shall be responsible for all the maintenance of fences and gates enclosing the leased premises and shall keep the same in as good repair as the commencement date of this lease, normal wear and tear excepted.


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                                       VI.

         Lessor shall be responsible for the payment of all taxes relating to the leased property. Lessor shall have no responsibility or liability for the health or safety of the cattle grazing and pasturing on the property and shall not incur any responsibility or liability in the event of the death or disease of any of the animals being pastured or grazed. Lessee shall indemnify Lessor against all liability, costs and expenses as a result of loss or damage to property or injuries or death to persons arising from the use of the premises by the Lessee.



                                      VII.

         Notwithstanding anything herein to the contrary, this lease may be terminated by either party hereto upon ninety (90) days written notice.



                                      VIII.

          This lease shall inure to the benefit of and be binding upon the heirs, executors, successors and assigns of the parties hereto. Lessee shall have the right to sublease the hunting rights on all or any part of the leased premises. Lessor will be held harmless for any accidents, injuries or damage related to the sublease.


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                                       IX
          Upon the termination of this lease, Lessee shall vacate the leased premises and remove all cattle from such premises.

IN WITNESS WHEREOF, the parties have hereunto set their hands and affixed their seals the day and year first written above.


                                        ROLLINS CONTINENTAL, INC.


                                        By /s/ Gary W. Rollins
                                           -------------------------------------
                                           Gary W. Rollins, President


                                        ROLLINS RANCH, a division of LOR, Inc.


                                        By /s/ R. Randall Rollins
                                           -------------------------------------
                                           R. Randall Rollins, President